Exhibit 23.4

China Research and Intelligence Co., Ltd.

Room A606, No. 1500, Longwu Road, Xuhui District

Shanghai 200231 PRC

+86 21 6150 9726

www.cri-report.com

Consent of China Research and Intelligence Co., Ltd.

HTL Capital Ltd.

5/F, Sattva Galleria

BBMP Khata No. 277/278/316

Byatarayanapura, Virupakshapura

Ward No.277, Bengaluru,

Karnataka 560092 India

+91 77382 68072

November 12, 2024

Dear Sir/Madam:

Reference is made to the Form F-1 registration statement, as amended (the “Registration Statement”), relating to the registration of ordinary shares, with no par value, of HTL Capital Ltd. (the “Company”). We hereby consent to all references to our name in the Registration Statement, including in the sections entitled “Industry Overview” and quotation and summarization of Indian Upholstered Furniture Industry Report (the “CRI Report”) in the Registration Statement.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the reference to our firm in the section of the Registration Statement entitled “Experts.”

Yours sincerely,

For and on behalf of

China Research and Intelligence Co., Ltd.

/s/ Hans Tai
Name:	Hans Tai
Title:	Director